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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Carrier1 International S.A. on Form S-4 of our report dated March 17, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE EXPERTA AG


/s/ DAVID WILSON                        /s/ JERRY M. MAYER
-----------------------------           ------------------------------
David Wilson                            Jerry M. Mayer

Erlenbach, Switzerland
March 26, 1999